SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [ X ] Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement         [ ] Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to
     Section 240.14a-11(c) or
     Section 240.14a-12

                               RECOTON CORPORATION
                (Name of Registrant as Specified in Its Charter)


    (Name of Person(s) Filing Proxy Statement, of other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [x]  No fee required
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          and 0-11.

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               applies: ___________________________________
          (2)  Aggregate number of securities to which transaction applies:
               ___________________________
          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
               ______________________________________________________
               ______________________________________________________
          (4)  Proposed maximum aggregate value of transaction:
               _____________________________________________
          (5)  Total fee paid: ______________________________

     [ ]  Fee previously paid with preliminary materials.
     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1)  Amount Previously Paid:_________________________________________
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
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RECOTON(R)                                             RECOTON CORPORATION
                                                       2950 LAKE EMMA ROAD
                                                       LAKE MARY, FLORIDA 32746

-------------------------------------------------------------------------------

                  NOTICE OF 1999 ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders:

     You are cordially invited to attend the Annual Meeting of Shareholders of Recoton Corporation. It will be held on Wednesday, June 9, 1999 at 2:00 p.m. in the Conference Room, 11th Floor of the Chase Manhattan Bank, 270 Park Avenue, New York, New York. The following items of business will be discussed and voted on at the meeting:
--------------------------------------------------------------------------------

     (1)  The election of four directors for a term of three years;

     (2) The ratification of the appointment of Cornick, Garber & Sandler, LLP as independent auditors of Recoton Corporation for the fiscal year ending December 31, 1999; and

     (3) Such other business as may properly come before the Annual Meeting or any adjournments.

--------------------------------------------------------------------------------

     A telephone conference connection will be made available at our Florida facilities, 2950 Lake Emma Road, Lake Mary, Florida, for shareholders who would care to attend the meeting at that location. Only shareholders of record at the close of business on April 21, 1999 will be entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting or any adjournments.

     It is important that your shares be represented at the annual meeting regardless of the size of your holdings. WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING IN PERSON, WE URGE YOU TO PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE PROVIDED. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES. THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS USE.

                                      Stuart Mont
                                      Executive Vice President-Operations,
                                      Chief Operating Officer, Chief Financial
                                      Officer and Secretary
May 6, 1999

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RECOTON(R)                                             RECOTON CORPORATIon
                                                       2950 LAKE EMMA ROAD
                                                       LAKE MARY, FLORIDA 32746

--------------------------------------------------------------------------------

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                                  JUNE 9, 1999


                               VOTING INFORMATION

PURPOSE

     The 1999 Annual Meeting of Recoton Corporation will be held on Wednesday, June 9, 1999, for the purposes and at the time and location set forth in the attached notice of annual meeting. The accompanying form of proxy is solicited on behalf of the Board of Directors of the Company in connection with the Annual Meeting or any postponement or adjournment of the meeting.

WHO CAN VOTE

     You are entitled to vote at the Annual Meeting or any adjournment if you were a holder of record of Recoton Corporation common shares at the close of business on April 21, 1999, the record date for the Annual Meeting. Your shares can be voted only if you or a person holding your proxy is present at the meeting.

SHARES OUTSTANDING

     The only securities entitled to vote at the Annual Meeting are the Company's common shares, $.20 par value per share. On April 21, 1999, there were 11,701,153 common shares outstanding. To our knowledge, no person owned beneficially more than 5% of the outstanding common shares except as otherwise noted on pages 18-19.

VOTING OF SHARES

     Each share represented at the Annual Meeting is entitled to one vote on each matter properly brought before the meeting. You may vote in person or by proxy.

VOTING BY PROXY

     To ensure that your voice will be heard, you are urged to complete, date, sign and return the accompanying form of proxy regardless of whether or not you plan to attend the Annual Meeting. The accompanying form of proxy properly signed and returned to us will be voted in accordance with your instructions. If you do not wish to have our proxy committee vote your shares, you may designate one or more persons to act as your proxy instead of those persons designated on the proxy card. To give another person authority, strike out the name or names appearing on the enclosed proxy card, insert the name or names of another person or persons and deliver the signed card to such person or persons. The persons designated by you must present the signed proxy card at the meeting in order for your shares to be voted.

     IF SHARES ARE HELD THROUGH A BROKER, NOMINEE, FIDUCIARY OR OTHER CUSTODIAN, YOU MUST PROVIDE VOTING INSTRUCTIONS TO THE RECORD HOLDER IN ACCORDANCE WITH THE RECORD HOLDER'S REQUIREMENTS IN ORDER TO ENSURE THE SHARES ARE PROPERLY VOTED.

MAILING DATE

     This proxy statement, the accompanying form of proxy and the notice of annual meeting are first being sent or given to you and the other shareholders of the Company on or about May 6, 1999.

REQUIRED VOTES

     Shareholders representing a majority of the common shares outstanding and entitled to vote must be present or represented by proxy in order to constitute a quorum to conduct business at the Annual Meeting. Under the New York Business Corporation Law, any corporate action, other than the election of directors, must be authorized by a majority of the votes cast, except as otherwise required by such law or Recoton's Certificate of Incorporation with respect to a specific proposal, and the four nominees for the four directorships being voted on receiving the highest number of votes will be elected as directors.

TABULATION OF VOTES

     When a shareholder abstains from voting or in instances where brokers are prohibited from exercising or choose not to exercise discretionary authority for beneficial owners who have not provided voting instructions (so-called broker non-votes), those shares will not be included in the vote totals and therefore will have no effect on the vote. Such shares will, however, be counted as "present" for determining a quorum. Where, however, the approval of a specified percentage of outstanding shares is required for passage of a proposal, an abstention or a broker non-vote will have the same practical effect as a vote cast against the proposal.

REVOCATION OF PROXY

     If you attend and vote by ballot at the Annual Meeting, that vote will cancel any proxy vote previously given. Additionally, you may revoke a proxy at any time before it is voted at the Annual Meeting by giving a valid proxy bearing a later date or by giving notice of revocation in writing to the Secretary of the Company.


     Your vote is important. Please sign, date and return your proxy card so that a quorum may be represented at the meeting.

                                   PROPOSAL I
                              ELECTION OF DIRECTORS

     The 10 directors of the Company are divided into substantially equal classes having staggered terms of three years. At the Annual Meeting, four directors will be elected, each for a three-year term. It is intended that the proxy holders named in the enclosed form of proxy will vote for the election of the nominees named below for terms expiring at the Annual Meeting in 2002 (or for substitute nominees if contingencies not currently known prevent such persons from taking office) unless the shareholders submitting proxies specify otherwise. The other directors will continue in office for the remainder of their terms as indicated below.

     Each of the nominees has served as a director during the fiscal year ended December 31, 1998. If voting by proxy with respect to the election of directors, shareholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes for specific nominees.

     The Board of Directors unanimously recommends that shareholders vote FOR the election as directors of the nominees listed below for terms expiring in 2002. If any nominee should be unable to serve at the time of the Annual Meeting, the shares to be voted for such nominee which are represented by proxies will be voted for a substitute nominee designated by the Board or, alternatively, the size of the Board will be reduced. The Board knows of no reason why any of the nominees will be unable to serve at the time of the Annual Meeting.

NAME AND POSITION                       BUSINESS EXPERIENCE,
WITH THE COMPANY                        DIRECTORSHIPS AND AGE


                       NOMINEES FOR TERMS EXPIRING IN 2002


Robert L. Borchardt                ROBERT L. BORCHARDT, 61, has served as a
  Chairman, President, Chief       director of Recoton since 1964, as President
  Executive Officer and            since 1976, as Chief Executive Officer since
  Director                         1996 and as Chairman since June 1998. He was
                                   Co-Chairman from 1992 until June 1998,
                                   Co-Chief Executive Officer from 1992 until
                                   1996, Executive Vice President from 1969 until 1976, a Vice President from 1964 until 1969 and Treasurer from 1969 until 1975. Mr.
                                   Borchardt began working for the Company in 1961. He is on the Executive Board of the Consumer Electronic Manufacturing Association
                                   (CEMA), a division of the Electronics
                                   Industries Alliance (EIA), is on the Board of Governors of the Electronic Industries
                                   Alliance and is a trustee of the Electronics
                                   Industries Foundation. He may be deemed to be a control person of Recoton.

George Calvi                       GEORGE CALVI, 48, has served as a director of
  Director                         Recoton since 1984. Mr. Calvi was Vice
                                   President from 1978 until 1988, Senior Vice
                                   President-Sales and Marketing from 1988 until 1992 and Executive Vice President-Sales and
                                   Marketing of the Company from 1992 until 1996.

Paul E. Feffer                     PAUL E. FEFFER, 77, has served as a director
  Director                         of Recoton since 1996. He has been Chairman
                                   of Feffer Consulting Co., Inc., an
                                   international media consulting firm, since
                                   1991. Mr. Feffer founded Feffer and Simons
                                   Inc. in 1955, which was sold to Doubleday &
                                   Co. in 1962 (where he remained as President of the subsidiary Feffer and Simons until
                                   1986) and was Chairman of Baker & Taylor
                                   International, a subsidiary of W. R. Grace &
                                   Co., from 1987 until 1991. From 1991 to 1996
                                   he was a consultant to Merck & Company's publishing division. Feffer & Simons and Baker & Taylor specialized in international publishing and book and magazine distribution and development of overseas markets for U.S.
                                   publishers.

Stuart Mont                        STUART MONT, 58, has served as a director of
  Executive Vice President-        Recoton since 1975, as Chief Operating
  Operations, Chief Operating      Officer since 1993, as Chief Financial
  Officer, Chief Financial         Officer since 1992, as Secretary since 1989
  Officer, Secretary and           and as Executive Vice President-Operations
  Director                         since 1992. He was a Vice President from 1978
                                   until 1989, Senior Vice President from 1989 until 1992, and Treasurer from 1975 until 1989. Mr. Mont has also served as President of Recoton Canada Ltd. since 1992.


                      DIRECTORS WHOSE TERMS EXPIRE IN 2001


Irwin S. Friedman                  IRWIN S. FRIEDMAN, 65, has served as a
  Director                         director of Recoton since 1982. Mr. Friedman
                                   has been President, Chief Executive Officer and the principal shareholder of I. Friedman
                                   Equities, Inc., a corporate financial
                                   consulting firm, for more than five years. He has also been a director of The Kushner-Locke
                                   Company, a California-based publicly traded media company, since June 1998.

Joseph M. Idy                      JOSEPH M. IDY, 58, has served as a director
  Director                         of Recoton since 1990. Mr. Idy has been a
                                   stockbroker and money manager at PaineWebber
                                   Inc. for more than fifteen years and Senior
                                   Vice President of PaineWebber Inc. since
                                   1989.

Joseph H. Massot                   JOSEPH H. MASSOT, 54, has served as a
  Principal Accounting Officer,    director of Recoton since 1985, as Principal
  Vice President, Treasurer,       Accounting Officer, Vice President and
  Assistant Secretary and          Treasurer since 1989 and as Assistant
  Director                         Secretary since 1983. He was Recoton's
                                   Controller and Assistant Treasurer from 1978 until 1989.


                      DIRECTORS WHOSE TERMS EXPIRE IN 2000

Stephen Chu                        STEPHEN CHU, 41, has served as a director of
  Director                         Recoton since 1997, as President and a
                                   Managing Director of STD and of its various subsidiaries since 1990 and as President of Recoton Japan Inc. since 1998. STD was acquired by the Company in 1995.

Ronald E. McPherson                RONALD E. MCPHERSON, 69, has served as a
  Director                         director of Recoton since 1969. He was
                                   Secretary of Recoton from 1964 and a Vice
                                   President from 1978, until his retirement in 1989.

Peter Wish                         PETER WISH, 63, has served as a director of
  Executive Vice President-        Recoton since 1969 and as Executive Vice
  Administration and               President-Administration since 1992. Mr.
  Director                         Wish was Vice President from 1969 until 1976
                                   and Executive Vice President from 1976 until
                                   1992.


BOARD COMMITTEES

     The Board has standing Compensation and Audit Committees but does not have a nominating committee. It also appoints the members of committees constituted under stock compensation plans.

     COMPENSATION COMMITTEE. The Compensation Committee is currently composed of Messrs. Feffer, Friedman, Idy and McPherson, none of whom is an employee of the Company. It met once in 1998. Its function is to review compensation issues, approve salaries and review benefit programs for the executive officers, review and recommend stock compensation and other incentive compensation plans and approve any employment contracts with, or other contractual benefits for, executive officers.

     AUDIT COMMITTEE. The audit committee is currently composed of Messrs. Feffer, Friedman, Idy and McPherson. It met once in 1998. It performs activities, and reviews and makes recommendations, relating to the accounting controls, audit and financial statements of the Company.

     COMMITTEES UNDER STOCK COMPENSATION PLANS. The Company's Stock Option Committee is currently composed of Messrs. Feffer and Idy. It met ten times in 1998. It makes awards under, prescribes rules for and interprets the provisions of the 1998 Stock Option Plan, and prescribes rules and interprets the provisions of the 1982 Stock Option Plan, 1991 Stock Option Plan and Nonqualified Stock Option Plan for options remaining under those plans. The Stock Bonus Committee is currently composed of Messrs. Feffer, Idy and McPherson. It did not meet in 1998. It makes awards under, prescribes rules for and interprets the provisions of the Recoton Corporation Stock Bonus Plan.

COMPENSATION OF DIRECTORS; ATTENDANCE

     During 1998, none of the directors who are employees of the Company received any compensation in addition to his regular compensation from the Company for any services as a director or as a member of a committee of the Board of Directors. Each of the directors who was not an employee of the Company received an annual retainer of $10,000 in 1998 and was reimbursed for expenses, if any, incurred in attending meetings. In 1998 each non-employee director also received a grant of options under the Company's 1998 Stock Option Plan for 1000 shares at an exercise price of $22.625 per share exercisable at any time until March 22, 2008. See "Certain Relationships and Related Transactions" for transactions with directors or their affiliates for services other than as a director.

     The Board of Directors held eight meetings and acted by consent three times during 1998. All of the directors attended at least 75% of the meetings of the Board of Directors and committees of which they were members in 1998 except for Robert Borchardt and Stephen Chu, who each attended 71.4% of such meetings. Directors discharge their responsibilities to the Company not only by attending Board and committee meetings but also through communications with Company management relative to matters in which their expertise and interest are appropriate.


                             EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE AND STOCK OPTION COMMITTEE ON COMPENSATION OF EXECUTIVE OFFICERS OF THE COMPANY*

     COMPENSATION PHILOSOPHY

     The philosophy of the Company's executive compensation has been to provide competitive levels of compensation, reward above average overall corporate performance, recognize individual initiative and achievement and assist the Company in attracting and retaining qualified management. The Company has not historically determined compensation based on rigid formulas, fixed targets or weighing of specific criteria. Due to the relatively small number of management employees and the level of interinvolvement between staff and management, compensation of executives not subject to employment agreements has been based on management's and the Compensation Committee's subjective informal assessment of each such employee's performance in light of over-all Company performance.

     BASE SALARIES

     Base salary compensation for each executive officer not the subject of an employment agreement is determined by the potential impact which such executive officer has on the Company, the skills and experience required by the position and the officer's level of responsibility. While there is no assurance that base salaries will always increase, the basic assumption is that such salaries will increase from year-to-year as the employee assumes greater levels of responsibility in the Company and to keep pace with inflation. Increases for 1998 reflect both such factors.

     INCENTIVE COMPENSATION

     Annual incentive compensation for each executive officer not the subject of an employment agreement is based primarily on corporate operating earnings, but also includes an overall assessment by management and the Committee of such executive officer's role in helping the Company to generate such earnings. This assessment may include, but is not limited to, an informal review of the individual's contributions in areas such as leadership, decision making and financial and general management.

     Factors utilized in determining incentive compensation for the executive officers with respect to 1998 included the continuing increase in net sales of the Company, the increase in net income before a one time provision for an expected settlement of a pending customs investigation and the increase in responsibilities as a result of the Company's growth. Such awards were made exclusively in cash.

--------
* This section shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     STOCK OPTIONS

     The Company has periodically granted stock options in order to provide certain of its executives and other employees with a competitive total compensation package, reward them for their contribution to the Company's long-term share performance and provide incentives to encourage future efforts. Options are generally granted to key personnel, other employees in recognition of merit and to each employee who has worked for the Company a minimum of five years. In early 1998 a general round of option grants was made to certain key employees and options were issued under the employment agreement with Robert Borchardt with respect to the growth in the Company's earnings between 1996 and 1997. No options were granted in 1999 to Mr. Borchardt with respect to changes in earnings between 1997 and 1998.

     Employee options generally have an option price that is not less than the fair market value of the shares on the date of grant. The terms of the options and the dates after which they become exercisable are established by the Stock Option Committee, subject to plan terms. The Board feels that share ownership by management is beneficial in aligning management's and shareholders' interest in the enhancement of shareholder value.

     CHIEF EXECUTIVE OFFICER'S COMPENSATION

     Mr. Robert L. Borchardt, currently the Company's Chief Executive Officer, Chairman of the Board and President, is being compensated pursuant to an employment agreement entered into effective as of January 1, 1995. For a more complete description of the employment agreement with Mr. Robert Borchardt, see "Employment Contracts and Change-in-Control Arrangements" appearing elsewhere in this proxy statement.

     COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the Code) generally disallows a tax deduction to public companies for compensation over $1 million received by a corporation's Chief Executive Officer and four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Committee has reviewed employment arrangements to determine whether any actions with respect to this limit should be taken by the Company. No executive officer employed by a company paying United States taxes received non-deferred cash compensation substantially in excess of $1,000,000 in 1998; it is not anticipated that any such executive officer of the Company other than Mr. Robert
L. Borchardt would receive any such cash compensation in excess of this limit during 1999 and, with respect to Mr. Borchardt, it can not be determined whether he would waive receipt of any portion of his contractually mandated bonus. Therefore, during 1998 the Committee did not take any action to comply with the limit. Options granted under the Company's stock option plans qualify as performance-based compensation assuming satisfaction of all other applicable requirements. The Committee will continue to monitor this situation and will consider taking appropriate action if it is warranted in the future, including possible renegotiation of the employment agreement with Mr. Borchardt to conform to the exemptions allowed under the IRS regulations.

     CONCLUSION

     The Committee believes the current compensation structure (namely employment agreements for the Chairman of the Board and the prior Co-Chairman of the Board and certain subsidiary officers hired in connection with acquisitions and informal arrangements consisting of base salaries, incentive compensation in the form of cash and stock bonuses and the granting of stock options for the other executive officers) has appropriately compensated its officers in a manner that relates to performance and to the shareholders' long-term interests. The Committee will continue to review compensation practices, with respect to both overall arrangements and the compensation of specific officers.

                             Respectfully submitted,

                              For the Compensation Committee:

                                         Paul E. Feffer
                                         Irwin S. Friedman
                                         Joseph M. Idy
                                         Ronald E. McPherson

                              For the Stock Option Committee:

                                         Paul E. Feffer
                                         Joseph M. Idy

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Company's Compensation Committee and Stock Option Committees is employed by the Company. Mr. McPherson was an officer and employee of the Company until 1989 and was retained by the Company through December 31, 1993 and a company of which Mr. Friedman is principal was under retainer by the Company as a consultant during 1998 (see "Certain Relationships and Related Transactions"). No director of the Company served during the last completed fiscal year as an executive officer of any entity whose compensation committee (or other comparable committee, or the Board, as appropriate) included an executive officer of the Company. There are no "interlocks" as defined by the Securities and Exchange Commission ("SEC").

COMPENSATION TABLES

     This section of the Proxy Statement discloses fiscal 1998 plan and non-plan compensation awarded or paid to, or earned by, the (i) Company's Chief Executive Officer (CEO), (ii) the Company's four most highly compensated executive officers other than the CEO who were serving as executive officers at December 31, 1998 and (iii) one additional executive officer who would have been included in category (ii) except that he was not an executive officer at the end of the year, to the extent aggregate salary and bonuses exceeded $100,000 (together, these six persons are sometimes referred to as the Named Executives).

                           SUMMARY COMPENSATION TABLE

     The following table contains compensation data for the Named Executives for the past three fiscal years:


                                                                                       LONG-TERM COMPENSATION
                                                                                    -----------------------------

                                                                                                             PAY-
                                                 ANNUAL COMPENSATION                   AWARDS                OUTS
                                   -------------------------------------------   -----------------------     -----
                                                               OTHER            RESTRICTED    SECURITIES     LTIP
                                                               ANNUAL            SHARES       UNDERLYING     PAY-      ALL OTHER
NAME AND PRINCIPAL                 SALARY        BONUS      COMPENSATION         AWARDS        OPTIONS       OUTS    COMPENSATION
   POSITION              YEAR        ($)1         ($)2           ($)3             ($)            (#)          ($)        ($)4
------------------------------------------------------------------------------------------------------------------------------------

Robert L. Borchardt,     1998     $1,065,487    $    87,697       --               --          230,975        --       $19,385
Chairman, CEO            1997      1,007,793        150,000       --               --          250,000(5)     --        22,753
and President            1996        947,570         90,000       --               --          229,741        --        15,322

Herbert H. Borchardt,    1998        211,838          --          --               --              --         --        11,454
Former Co-Chairman6      1997        214,507          --          --               --              --         --        16,870
                         1996        208,259          --          --               --              --         --        59,187

Stephen Chu7             1998        391,098      4,179,291(8)    --               --          50,000         --        20,813
President, STD           1997        360,208      4,029,924(8)    --               --              --         --        21,736
Holding Limited          1996        328,238      1,734,522(8)    --               --              --         --        21,736

Stuart Mont, COO and     1998        276,076        110,000       --               --          30,000         --        42,264
Executive Vice           1997        217,240        125,000       --               --              --         --        37,790
President-Operations     1996        182,227        125,000       --               --              --         --        13,873


Peter Wish, Executive    1998        226,437         80,000       --               --           5,000         --         6,817
Vice President-          1997        218,548         90,000       --               --              --         --        12,008
Administration           1996        204,673         90,000       --               --              --         --         6,842


Dennis Wherry, Senior    1998        164,752         50,000       --               --           5,000         --        4,729
Vice President-          1997        150,256         50,000       --               --              --         --        9,920
Operations               1996        139,966         45,000       --               --              --         --        5,074



------------------------------------------------------------------------------
1    Includes amounts allocated to the executive's deferred compensation account for each for Mr. R. Borchardt of $53,123 for 1998, $52,733 for 1997 and
     $49,408 for 1996; and Mr. Wish of $15,146 for 1998, $14,907 for 1997 and
     $14,032 for 1996 (see "EMPLOYMENT CONTRACTS AND CHANGES-IN-CONTROL
     ARRANGEMENTS" below).

2 Represents bonus awards determined for the performance year indicated, whether paid in such year or paid in the following year.

3 The column "Other Annual Compensation" includes the value of certain personal benefits only where the value is greater than the lower of $50,000 or 10% of an executive's salary and bonus for the year.

4 Consists of (a) the vested portion of the Company's contribution pursuant to the Recoton Corporation Employees' Profit Sharing Plan for Mr. R.
     Borchardt of $4,009 for 1998, $9,200 for 1997 and $1,710 for 1996; for Mr.
     H. Borchardt of $4,009 for 1998, $9,200 for 1997 and $1,463 for 1996; for
     Mr. Mont of $4,009 for 1998, $9,200 for 1997 and $3,650 for 1996; for Mr.
     Wish of $4,009 for 1998, $9,200 for 1997 and $3,683 for 1996; and for Mr.
     Wherry of $4,009 for 1998, $9,200 for 1997 and $4,412 for 1996; (b)
     premiums paid by the Company for split dollar insurance arrangements for Mr. R. Borchardt of $11,866 for 1998, $10,741 for 1997 and $10,687 for
     1996; (c) premiums paid by the Company for life insurance over $50,000 in principal amount for the direct or indirect benefit of Mr. R. Borchardt of $3,510 for 1998, $2,812 for 1997 and $2,925 for 1996; for Mr. H. Borchardt
     of $7,445 for 1998, $7,670 for 1997 and $7,445 for 1996; for Mr. Mont of
     $1,800 for 1998, $1,875 for 1997 and $1,890 for 1996; for Mr. Wish of
     $2,808 for 1998, $2,808 for 1997 and $3,159 for 1996; and for Mr. Wherry of
     $720 for 1998, $720 for 1997 and $662 for 1996; (d) premiums paid by the Company for life insurance for the benefit of Stephen Chu; (e) the value of interest assumed by the Company on relocation and other loans for Mr. Mont of $36,455 for 1998, $26,715 for 1997 and $8,333 for 1996; and (e)
     reimbursed medical payments not covered by insurance for Mr. H. Borchardt of $50,279 for 1996.

5    Consists solely of repriced options previously granted in 1994 and 1995.

6 "Salary" and "All Other Compensation" data for 1996 has been restated to reflect a recharacterization of $4,691 of "Salary" as "All Other
     Compensation."

7    Mr. Chu's position was not considered an executive office until fiscal
     1998. Salary data includes a housing allowance of $124,031 for 1998, $122,093 for 1997 and $77,519 for 1996.

8    Consists of payments from a bonus pool established in connection with the acquisition of STD Holding Limited in 1995. The amount of the payments from the bonus pool were settled in 1999 but were earned in the years noted
     above. For further information, see "EMPLOYMENT CONTRACTS AND
     CHANGE-IN-CONTROL ARRANGEMENTS - STEPHEN CHU EMPLOYMENT AGREEMENT" below.
     --------------------------------------------------------------------------


                              OPTION GRANTS IN 1998

     The following table contains information concerning the grant of stock options under the Company's stock option plans to the Named Executives during 1998 (the Company has not granted any stock appreciation rights - sometimes referred to as SARs):


-----------------------------------------------------------------------------------------------------------------
                                           INDIVIDUAL GRANTS
-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------
                                      Number of                Percent of
                                     Securities                  Total
                                     Underlying                 Options
                                       Options                 Granted to             Exercise
                                       Granted                Employees in              Price        Expiration       Grant Date
    NAME                                (#)1                  Fiscal Year            ($/Share)2        Date3      Present Value($)4
-----------------------------------------------------------------------------------------------------------------------------------
Robert L. Borchardt                    130,975                   20.1%                $14.063             2/5/08        $1,228,131
Robert L. Borchardt                    100,000                   15.3%                 22.625            3/22/08         1,515,297
Herbert Borchardt                        --                       --                     --                --               --
Stephen Chu                             50,000                    7.7%                 13.500            1/15/08           342,475
Stuart Mont                             30,000                    4.6%                 13.500            1/15/08           205,485
Peter Wish                               5,000                    0.8%                 13.500            1/15/08            34,248
Dennis Wherry                            5,000                    0.8%                 13.500            1/15/08            34,248
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
1    Except as otherwise noted, all options vest over a five year period, 20%
     per year, commencing on the first anniversary of the date of grant. In the event of death, disability or retirement at or after age 65 unvested installments become fully exerciseable. In the event of death or disability options are fully exerciseable by the optionee or the optionee's legal representative for one year following the event, and in the event of termination of employment for any other reason except "cause" the options are fully exerciseable by the optionee for three months, or until the normal expiration date, whichever occurs first. Options also become fully exerciseable in the event of a "change of control" of the Company as defined in the relevant option plan. The options on 130,975 shares granted to Robert Borchardt vest in full six months after grant.

2 The exercise price is equal to the fair market value of the Company's common shares on the date of the grant.

3    Subject to earlier termination in case of termination of employment.

4    The estimated present value of the stock options as of their grant date was calculated using the Black-Scholes option pricing model. The assumptions used in the model include (a) an expected Recoton stock price volatility of
     47.2%, (b) risk-free interest rates ranging from 5.56% to 5.86%, (c) no dividends being paid and (d) all options being exercised at the end of their expected holding period (ten years for the options held by Robert
     Borchardt and a weighted average of 5.5 years for the other options).
     Whether these assumptions will prove accurate cannot be known at the date of grant. Executives may not sell or assign any stock options (other than assignments which may be allowed to family members in certain circumstances), which have value only to the extent of share price appreciation, which will benefit all shareholders commensurately. Actual gains, if any, on stock option exercises and stock holdings are dependent on the market price of the Company's common shares at the dates of exercise and sale.
---------------------------------------------------------------------------------------------------------------------------


                       AGGREGATED OPTION EXERCISES IN 1998
                         AND 1998 YEAR-END OPTION VALUES

     The following table sets forth information with respect to the Named Executives concerning the exercise of options during 1998 and unexercised options held at year-end:


                                                                        Number of                          Value of
                                                                        Securities                         Unexercised
                                                                        Underlying                         In-the-Money
                             Shares                                     Unexercised                        Options
                            Acquired                                     Options at                         at 12/31/98 (S)1
                               on             Value                      12/31/98
                            Exercise        Realized            ------------------------------      -----------------------------
  Name                        (#)              ($)1             Exercisable      Unexercisable      Exercisable     Unexercisable
-----------------------------------------------------------------------------------------------------------------------------------
Robert L. Borchardt           --                  --            808,250            185,800            $3,762,602      $254,288
Herbert H. Borchardt          --                  --              --                 --                   --             --
Stephen Chu                   --                  --              --                50,000                --           221,875
Stuart Mont                   --                  --            61,168              38,000               541,237       152,625
Peter Wish                  6,667              83,780           24,500               9,000                76,615        31,938
Dennis Wherry              15,000             116,970            2,250               9,000                 7,539        31,938
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
1    Market value of underlying securities at exercise or year end, as applicable, minus the exercise price. The per share closing sale price on the Nasdaq Stock Market on December 31, 1998 was $17.9375. Certain options granted in 1996 and 1998 were excluded since they were not in the money at year-end.
-----------------------------------------------------------------------------------------------------------------------------------

EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS

     ROBERT L. BORCHARDT EMPLOYMENT AGREEMENT. Effective January 1, 1995, the Company entered into an employment agreement with Robert L. Borchardt, currently its Chief Executive Officer, Chairman of the Board and President, for a ten year term. The agreement is automatically renewed thereafter for successive two-year periods unless either party affirmatively elects to not renew. Such agreement provides for a base annual salary of $850,000 which is to be adjusted annually to reflect the greater of the changes in the consumer price index or 6% ($1,012,364 effective January 1, 1998) and an annual bonus equal to two percent of the Company's net income after taxes for the just-completed year but before deducting the bonus (Net Income Before Bonus or NIBB) (but in no event more than two percent of the corresponding NIBB for the prior year) plus five percent of the amount by which such NIBB number for the just-completed year exceeds the NIBB number for the prior year. Mr. Borchardt waived the right to receive certain portions of his 1996 and 1997 bonuses. The agreement references an option grant to Mr. Borchardt for 150,000 shares during 1996 (exercisable at the fair market value as of the grant date) and requires the Company to exercise its best efforts to grant the employee during the employment term options on 250 shares for each $10,000 by which the NIBB for each just-completed year during the contract term exceeds the NIBB for the prior year (exercisable at the fair market value as of the grant date). Mr. Borchardt received options on 130,975 shares in 1998 with respect to the growth in the Company's earnings from 1996 to 1997 and no options were issued in 1997 with respect to 1995 to 1996 earnings changes or in 1999 with respect to 1997 to 1998 earnings changes. The agreement provides for disability insurance and medical benefits, vacation and perquisites customary for a chief executive officer as well as certain demand and "piggy back" rights to have his shares registered.

     The agreement is terminable by the Company only for cause (as defined in the agreement). If the Company elects not to renew the agreement at its expiration or if Mr. Borchardt terminates employment at age 65, upon a change of control or for good reason (as defined in the agreement), he has the right to become a consultant to the Company until the time of his death. As a consultant, Mr. Borchardt would receive an amount equal to his salary at the time of termination of employment for two years, an amount equal to 75% of that salary for two more years and an amount equal to 50% of that salary for the balance of the consultancy period (all such payments being subject to cost of living adjustments). Upon a change of control (as defined in the agreement) during the term of employment or consultancy, the Company is obligated to pay Mr. Borchardt $2 million (subject to cost of living adjustments), he would have the right to cause the Company to purchase his shares in the Company and he would have the right to remain in employment or to terminate his employment and become a consultant to the Company. If Mr. Borchardt has good reason, he may terminate his employment or consultancy, in which event he is entitled to receive his salary and bonus or his consultancy fee on a periodic or discounted lump sum basis (at his option) for the balance of the employment and/or consulting period and may elect to receive the cash value of unexercised options (whether vested or not). In certain events the Company is required to gross up payments to reflect certain excise taxes which may be imposed under the Internal Revenue Code. Upon Mr. Borchardt's termination of employment for disability, he would receive his salary and bonus for one year and his salary as in effect at the date of termination and benefits until his death. Upon Mr. Borchardt's death, his estate would receive his salary and bonus for one year and his salary for one additional year thereafter.

     HERBERT H. BORCHARDT EMPLOYMENT AGREEMENT. On May 18, 1987, the Company entered into an employment agreement with Herbert H. Borchardt for a period equal to the life of Mr. Borchardt. Pursuant to the agreement, the Company shall pay Mr. Borchardt not less than $150,000 per annum while he is Chairman of the Board (including Co-Chairman) and not less than $125,000 per annum during his life when he is not Chairman of the Board (such sums being subject to increase based on changes in the consumer price index). Mr. Borchardt resigned as Co-Chairman and a director of the Company on October 14, 1998. For the year commencing January 1, 1998 Mr. Borchardt was paid at the annual rate of $219,662 through October 14, 1998 and at the annual rate of $183,052 after October 14. He remains employed by the Company but not as an officer. In 1999 he is being paid at the rate of $185,903 per annum pursuant to the agreement.

     STEPHEN CHU EMPLOYMENT AGREEMENT. When Recoton acquired STD Holding Limited effective August 31, 1995 it entered into an employment agreement with STD Holding's Group Managing Director, Stephen Chu, for a term through December 31, 2001. The agreement may be terminated by the Company for cause or disability (as defined in the agreement), in which case no additional compensation is due. The Company may also terminate the agreement without cause provided that it pays Mr. Chu the benefits which he would have received under the agreement until August 30, 2000.

     The starting base compensation under the agreement was HK$2,390,000 per year (approximately US$308,000), which is subject to a cost-of-living adjustment as well as discretionary adjustments set by the Board of Directors. Effective May 1, 1996 the agreement was amended to include in the base compensation a housing allowance but not to increase the aggregate compensation. Mr. Chu receives customary fringe benefits made available to comparable Recoton employees. Pursuant to the terms of the stock purchase agreement for STD, Mr. Chu is entitled to receive certain bonuses out of a bonus pool established for the employees of STD and its affiliated United States marketing company, InterAct Accessories, Inc. (collectively, New STD). The bonus pool is comprised of five separate payments:

          (1) a payment of 15% of the net after-tax earnings of New STD for the period from the August 31, 1995 through December 31, 1995, payable between January 1, 1996 and March 30, 1996; PLUS

          (2) a payment of US$500,000, payable between January 1, 1999 and March 30, 1999; PLUS

          (3) a payment of 33.3% of the cumulative net after-tax earnings of New STD for the period from January 1, 1996 through December 31, 1998, such payment not to exceed US$5.0 million in the aggregate, payable between January 1, 1999 and March 30, 1999; PLUS

          (4) a payment of an additional 20% of the cumulative net after-tax earnings of New STD for the period from January 1, 1996 through December 31, 1998, which are in excess of US$15 million, payable between January 1, 1999 and March 30, 1999; PLUS

          (5) a payment of 20% of the cumulative net after-tax earnings of New STD for the period from January 1, 1999 through December 31, 2000, payable between January 1, 2001 and March 30, 2001.

     Mr. Chu is guaranteed to receive 20% of the payments set forth in clause
(1), 53.1% of the payments set forth in clause (2), 28.5% of the payments set forth in clause (3) and 17.5% of the payments set forth in clauses (4) and (5). Certain other employees were also guaranteed payments. The remaining payments are to be made to employees (which may include Mr. Chu) of New STD pursuant to the recommendations of a compensation committee comprised of Stephen Chu and Robert Borchardt. Mr. Chu received advances against such bonus of $652,775 in 1996 and $1,677,012 in 1997 and the balance of the bonus payment under clauses
(1)-(4) of $7,640,450 in 1999.

     SPLIT DOLLAR LIFE INSURANCE. Pursuant to two separate Split Dollar Life Insurance Agreements effective as of February 24, 1989 among Recoton and Trudi Borchardt and Marvin Schlacter (the Joint Owners) and Robert L. Borchardt, the Company agreed to maintain life insurance policies on Robert L. Borchardt's life in the aggregate face amount of $2,500,000, the proceeds of which (after reimbursement to the Company for premiums paid) are payable to beneficiaries designated by the Company and the Joint Owners. Pursuant to three separate Split Dollar Life Insurance Agreements effective December 17, 1994 among Recoton, the Robert and the Trudi Borchardt 1994 Family Trust (the 1994 Borchardt Family Trust) and Robert L. Borchardt, the Company agreed to maintain life insurance policies on the joint lives of Robert L. Borchardt and his wife Trudi Borchardt in the aggregate face amount of $10 million and a life insurance policy on the life of Robert L. Borchardt in the face amount of $1.3 million, the proceeds of which (after reimbursement to the Company for premiums paid) are payable to the beneficiary designated by the 1994 Borchardt Family Trust. Effective November 6, 1998, two of the 1994 Split Dollar Life Insurance Agreements on the joint lives of Mr. and Mrs. Borchardt were amended to change the carriers and two additional Split Dollar Life Insurance Agreements were entered into pursuant to which the Company agreed to maintain additional life insurance policies on the joint lives of Mr. and Mrs. Borchardt in the face amount of $4.25 million.

     DEFERRED COMPENSATION AGREEMENTS. Pursuant to a Deferred Compensation Agreement effective as of July 1, 1982 between Recoton and Robert L. Borchardt, amounts credited under a prior deferred compensation agreement to Mr. Borchardt plus five percent of the salary which Mr. Borchardt is or may become entitled to receive from the Company together with interest accrued thereon shall be paid to Mr. Borchardt in monthly installments upon termination of his employment for any reason whatsoever. In the event of Mr. Borchardt's death, all or any unpaid portion of his deferred compensation shall be payable to a beneficiary designated by Mr. Borchardt. Mr. Peter Wish and the Company entered into a similar Deferred Compensation Agreement effective as of October 1, 1982.

     CHANGE OF CONTROL ARRANGEMENTS. Options granted under the Company's 1998 and 1991 Stock Option Plans may include provisions accelerating the vesting schedule in the case of defined changes-in-control. Options granted to-date under such plan have included such provision. See also the discussion above regarding the Robert L. Borchardt Employment Agreement.

                  SHAREHOLDER RETURN PERFORMANCE PRESENTATION*

     SET FORTH BELOW IS A LINE GRAPH AND CHART COMPARING THE YEARLY PERCENTAGE CHANGE IN THE CUMULATIVE TOTAL SHAREHOLDER RETURN (CHANGE IN YEAR-END STOCK PRICE PLUS REINVESTED DIVIDENDS) ON THE COMPANY'S COMMON SHARES WITH THE CUMULATIVE TOTAL RETURN OF THE RUSSELL 2000 INDEX (AN INDEX PREPARED BY FRANK RUSSELL & ASSOCIATES COMPOSED OF COMPANIES LISTED ON THE NEW YORK AND AMERICAN STOCK EXCHANGES AND QUOTED ON THE NASDAQ STOCK MARKET BY MARKET CAPITALIZATION BEGINNING WITH THE COMPANY WHICH RANKS 1001 AND ENDING WITH THE COMPANY RANK OF
3000) AND A PEER GROUP FOR THE PERIOD OF FIVE FISCAL YEARS COMMENCING ON DECEMBER 31, 1993 AND ENDING ON DECEMBER 31, 1998. THE GRAPH AND CHART ASSUMES THAT THE VALUE OF THE INVESTMENT IN THE COMPANY'S COMMON SHARES AND FOR EACH INDEX WAS $100 ON DECEMBER 31, 1993 AND REFLECTS REINVESTMENT OF DIVIDENDS AND MARKET CAPITALIZATION WEIGHING. THE DOLLAR AMOUNTS INDICATED IN THE GRAPH AND CHART ARE AS OF DECEMBER 31 IN EACH YEAR INDICATED.


--------
* This section shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.



                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
               AMONG RECOTON CORPORATION, THE RUSSELL 2000 INDEX
                                AND A PEER GROUP


                                [GRAPHIC OMITTED]



-----------------------------------------------------------------------------------------------------------------------
                                        Cumulative Total Return ($)
-----------------------------------------------------------------------------------------------------------------------
Registrant/Index                   1993          1994           1995           1996          1997           1998
=======================================================================================================================
Recoton  Corporation                100           130           130            104             94            124
-----------------------------------------------------------------------------------------------------------------------
Peer Group                          100           101            89             91             65             68
-----------------------------------------------------------------------------------------------------------------------
Russell 2000                        100            98           126            147            180            179
-----------------------------------------------------------------------------------------------------------------------



     The common shares of the following companies have been included in the peer group index: Acclaim Entertainment Inc., Boston Acoustics Inc., Carver Corp., Emerson Radio Corp., Harman International Industries Inc., Polk Audio Inc. and Zenith Electronics Corp. The members of the peer group are companies in the Standard & Poor's home entertainment group but Standard & Poor's does not publish an index for such group. Historical share price performance shown on the graph is not necessarily indicative of the future price performance.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the SEC and the Nasdaq Stock Market. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that all such 1998 filing requirements were complied with.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     For services rendered during the fiscal year ended December 31, 1998, the Company paid a total of $12,000 for financial consulting services to I. Friedman Equities, Inc., a company of which Mr. Irwin Friedman, a director of the Company, is a principal shareholder. In 1998 Mr. Friedman also received options under the Company's 1998 Stock Option Plan to purchase 4,000 shares at any exercise price of $22.625 per share exercisable at any time until March 22, 2008. This grant was in addition to the grant of 1,000 options made each non-employee director in 1998.

     Stuart Mont, the Company's Chief Operating Officer, Chief Financial Officer, Executive Vice President-Operations and a director, had loans aggregating at their maximum in 1998 of $475,841. The outstanding balance as of March 31, 1999 was $386,264.


                         SECURITIES OWNERSHIP OF CERTAIN
                        BENEFICIAL HOLDERS AND MANAGEMENT

          The following table sets forth certain information regarding the beneficial ownership of the Company's common shares, its only outstanding shares of capital stock, by (a) each person who is known by the Company to own beneficially more than 5% of the outstanding common shares, (b) each director,
(c) the Named Executives and (d) all executive officers and directors as a group as of March 31, 1999. Unless otherwise indicated, each of the shareholders shown in the table below has sole voting and investment power with respect to the common shares beneficially owned.


                                                      Amount and Nature of Beneficial Ownership as of March 31, 1999
                                                      ---------------------------------------------------------------

                                                     Current
                                                     Beneficial        Shares Subject
NAME AND ADDRESS OF BENEFICIAL OWNER(1)              Holdings          to Options(2)           Total          Percent
----------------------------------------------      -----------        ---------------         ------         --------

Robert L. Borchardt(3).................              1,389,192            884,050            2,273,242           18.1%
Herbert Borchardt......................                  2,499                  0                2,499             *
George Calvi...........................                 21,008             10,500               31,508             *
Stephen Chu(5) ........................                175,202             10,000              185,202            1.6
Paul E. Feffer.........................                  1,000              1,000                2,000             *
Irwin S. Friedman(4)...................                 28,000             12,500               40,500             *
Joseph M. Idy..........................                  8,000              1,000                9,000             *
Ronald McPherson.......................                 20,194              1,000               21,194             *
Joseph H. Massot.......................                 23,721             25,834               49,555             *
Stuart Mont............................                 35,531             71,168              106,699             *
Peter Wish.............................                 11,573             27,500               39,073             *
Dennis P. Wherry.......................                      0              5,250                5,250             *
First Pacific Advisors,
 Inc. (6) ..............................             1,838,500                  0            1,838,500           15.7
FPA Capital Fund, Inc.
 (6) ...................................               750,000                  0              750,000            6.4
   Dimensional Fund
   Advisers, Inc.(7) .....................             660,746                  0              660,746            5.6
   All Directors and
   Executive Officers
   as a Group (16 Persons)................           1,719,251          1,075,552            2,794,803           21.9

---------------
*     Less than 1%

(1)  Except as otherwise noted below, the address of all persons is c/o Recoton
     Corporation, 2950 Lake Emma Road, Lake Mary, Florida 32746. The address of
     Mr. Chu is c/o STD Holding Limited, Units F-J, 5th Floor, Block 2, Kwai Tak
     Industrial Centre, Kwai Tak Street, Kwai Chung, NT, Hong Kong; the address of Mr. Feffer is 60 Sutton Place, New York, NY 10022; the address of Mr.
     Friedman is 375 Park Avenue, Suite 2608, New York, New York 10152; the address of Mr. Idy is 440 Royal Palm Way, Palm Beach, Florida 33480; and the address of Mr. McPherson is 6519 Sweet Maple Lane, Boca Raton, Florida
     33433.

(2) As used in this table, a beneficial owner of a security includes any person who, directly or indirectly, through contract, arrangement, understanding, relationship or otherwise has or shares (i) the power to vote, or direct the voting of, such security or (ii) investment power which includes the power to dispose, or to direct the disposition of, such security. It does not include securities which that person has the right to acquire. Shares
     Subject to Option includes shares that may be acquired currently or within 60 days after March 31, 1999 through the exercise of stock options.

(3) Includes 213,333 shares held by Mr. Borchardt as trustee for his children and 39,909 shares held by Mr. Borchardt's wife. Mr. Borchardt disclaims beneficial ownership of the shares owned by his wife. Also includes 546,666 shares held by a trust of which Mr. Borchardt and Mr. Irwin Friedman are the trustees and of which Mr. Borchardt is the beneficiary (the "Borchardt
     Trust"), the beneficial ownership of which shares may be attributable to Mr. Borchardt, and 589,284 shares held by a revocable living trust of which Mr. Borchardt is the sole trustee or in an individual retirement account in Mr. Borchardt's name. Excludes (a) 270,092 shares as to which Mr. Borchardt holds an irrevocable proxy (valid until August 2005) pursuant to an agreement among the Company, Mr. Borchardt, Stephen Chu and other shareholders and 122,190 shares as to which Mr. Borchardt holds an irrevocable proxy (valid until the earlier of November 2007 or two years after Micah Ansley and Diane Eberlein both cease to be Company employees) pursuant to an agreement between the Company, Mr. Borchardt, Micah Ansley and Diane Eberlein (such shares are to be voted consistent with the recommendation of the Board of Directors of the Company and the holders of such shares are generally free to sell such shares at any time), and (b)
     30,000 shares held by a foundation of which Mr. Borchardt is a director.

(4) Irwin Friedman and Robert Borchardt share voting and investment power with respect to the shares held of record by the Borchardt Trust, of which Robert Borchardt is the beneficiary. The number of shares shown as owned by Mr. Friedman does not include the common shares owned by the Borchardt
     Trust.

(5) Such shares are subject to an agreement between Mr. Chu, the Company, Robert Borchardt and other shareholders which expires in August 2005 pursuant to which Mr. Borchardt holds a proxy to vote the shares consistent with the recommendation of the Board of Directors of the Company. The reported number includes 175,202 of the total 270,092 shares subject to such agreement; Mr. Chu disclaims beneficial ownership of the remaining shares.

(6)  Based on a Schedule 13G Statement dated February 12, 1999 filed with the
     Commission, First Pacific Advisors, Inc. (11400 West Olympic Boulevard,
     Suite 1200, Los Angeles, CA 90064) had shared voting power with respect to 544,000 shares and shared dispositive power with respect to 1,838,500 shares and FPA Capital Fund, Inc. (11400 West Olympic Boulevard, Suite
     1200, Los Angeles, CA 90064) had sole voting power and shared dispositive power with respect to 750,000 shares as of December 31, 1998. The 750,000 shares reported as owned by FPA Capital Fund, Inc. are also included in the 1,838,750 shares reported as owned by First Pacific Advisors, Inc. in the table. The Company cannot determine from such filing if any natural persons control the shares beneficially owned by First Pacific Advisors, Inc. or FPA Capital Fund Inc. and who shares the voting power on such shares.

(7)  Based on a Schedule 13G Statement dated February 12, 1999 filed with the
     Commission, Dimensional Fund Advisors Inc. (1299 Ocean Avenue, 11th Floor,
     Santa Monica, CA 90401), a registered investment advisor is deemed to have beneficial ownership of 660,746 shares as of December 31, 1998, all of which shares are held in various investment companies or other investment vehicles for which Dimensional Fund Advisors serves as investment manager.
     Dimensional Fund Advisors disclaims beneficial ownership of all such shares.




                                   PROPOSAL II
                              SELECTION OF AUDITORS

     Action is to be taken at the Annual Meeting to ratify the selection of Cornick, Garber & Sandler, LLP as independent auditors of the Company for the fiscal year ended December 31, 1999.

     Representatives of Cornick, Garber & Sandler, LLP, which has served as the Company's independent auditors since 1981, are expected to be present at the Annual Meeting and to be available to respond to appropriate questions. They will have an opportunity to make a statement if they so desire.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR RATIFICATION OF THE SELECTION OF CORNICK, GARBER & SANDLER, LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                    OTHER MATTERS TO COME BEFORE THE MEETING

     If any matter not described in this proxy statement should properly come before the meeting, the Directors' Proxy Committee will vote the shares represented by it in accordance with its best judgment. At the time this proxy statement went to press, the Company knew of no other matters which might be presented for shareholder action at the Annual Meeting.

                            EXPENSES OF SOLICITATION

     The total cost of this proxy solicitation will be borne by the Company. Officers, agents and employees of the Company and other solicitors retained by the Company may, by letter, by telephone or in person, make additional requests for the return of proxies and may receive proxies on behalf of the Company. Brokers, nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of shares and will be reimbursed for their out-of-pocket expenses.

                             SHAREHOLDER'S PROPOSALS

     Shareholders are hereby notified that if they intend to submit proposals for inclusion in the Company's proxy statement and form of proxy for the 2000 Annual Meeting of Shareholders, such proposals must be received by the Company no later than January 12, 2000.

                                  MISCELLANEOUS

     Pursuant to Section 726 of the New York Business Corporation Law, the Company has obtained insurance coverage in the principal amount of $50 million from May 25, 1998 through May 24, 2001 to indemnify the Company and its officers and directors from certain liabilities. The insurance contract, dated May 25, 1998 with Federal Insurance Company, a Chubb Group Company, costs the Company $170,000 in annual premiums.

     Management knows of no other business to be presented at the Annual Meeting, but if other matters properly do come before the Annual Meeting, it is intended that the proxies in the accompanying form will be voted thereon in accordance with the judgment of the person or persons voting such proxies.

     A COPY OF RECOTON'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998 MAY BE OBTAINED WITHOUT CHARGE UPON WRITTEN REQUEST. SUCH REQUEST SHOULD BE SENT TO STUART MONT, SECRETARY, RECOTON CORPORATION, 2950 LAKE EMMA ROAD, LAKE MARY, FLORIDA 32746.

                                       By Order of the Board of Directors


                                       Stuart Mont
                                       Executive Vice President-Operations,
                                        Chief Operating Officer, Chief
                                        Financial Officer and Secretary


Lake Mary, Florida
May 6, 1999

                               RECOTON CORPORATION
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                                  JUNE 9, 1999

  THIS PROXY IS SOLICITED ON BEHALF OF RECOTON CORPORATION'S BOARD OF DIRECTORS

     The undersigned hereby appoints Joseph H. Massot and Peter M. Ildau and each of them proxies for the undersigned with full power of substitution, to vote all shares of Recoton Corporation capital stock which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of Recoton Corporation, to be held at The Chase Manhattan Bank, 270 Park Avenue, New York, NY, on Wednesday, June 9, 1999 at 2:00 P.M., or at any adjournment of the meeting, upon the matters set forth on the reverse side and described in the accompanying proxy statement and upon such other business as may properly come before the meeting or any adjournment of the meeting.

     Please mark this proxy as indicted on the reserve side to vote on any item. If no directions are given, this proxy will be voted for the election of all listed nominees, in accordance with the Directors' recommendation on the other matters listed on the reverse side and at the discretion of the proxies on other matters that may properly come before the meeting. Please sign and date on the reverse side and return promptly in the enclosed envelope or otherwise to Recoton Corporation, c/o ChaseMellon Shareholders Services LLC, Proxy Processing, Church Street Station, P.O. Box 1554, New York, NY 10277-1554, so that your shares can be represented at the meeting.

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

------------------------------------------------------------------------------
COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENTS/ADDRESS BOX ON REVERSE SIDE


                                                                                 (Continued and to be signed on other side)
---------------------------------------------------------------------------------------------------------------------------
                            ^ FOLD AND DETACH HERE ^
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

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


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2, EACH OF WHICH HAS BEEN PROPOSED BY RECOTON CORPORATION.

                                    FOR        WITHHELD    ABSTAIN                         FOR               ABSTAIN       AGAINST
                                               FOR ALL
Proposal 1-ELECTION OF DIRECTORS                                     Proposal 2-APPROVAL   [  ]              [  ]           [  ]
  Nominee:  Robert L. Borchardt    [  ]         [   ]       [   ]            OF AUDITORS
            George Calvi
            Paul E. Feffer
            Stuart Mont                                              I plan to attend the meeting                           [  ]
                                                                     Comments/address change
                                                                     Please mark this box if you have
                                                                     a written comment/address change
                                                                     on the reverse side
==================================
                                                           ========= Receipt is hereby acknowledged of the
                                                                     Recoton Corporation Notice of Meeting
                                                                     and Proxy Statement


Signature________________________Signature_________________________________Date__________________, 1999
NOTE:  PLEASE SIGN AS NAME APPEARS HEREON.  JOINT OWNERS SHOULD EACH SIGN.  WHEN SIGNING AS ATTORNEY,
       EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.

----------------------------------------------------------------------------------------------------------------------------------
                                             ^ FOLD AND DETACH HERE ^

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